Exhibit 23





  INDEPENDENT AUDITORS' CONSENT


  First Health Group Corp.:

  We consent to the incorporation by reference in the Registration Statements of First Health Group Corp. on Form S-8 (file numbers 333-68941, 333-68943, 33-26639, 33-26640, 33-42902, 33-43806, 33-43807,
  33-87986 and 33-62747) of our reports dated February 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. for the year ended December 31, 1999.


  DELOITTE & TOUCHE LLP

  Chicago, Illinois
  March 20, 2000